CERTIFICATE OF INCORPORATION

OF

AMERICAN METALS SERVICE, INC.

(Pursuant to Section 101 and 102 of the
General Corporation Law of the State of Delaware)

The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation (the "Corporation") is American Metals Service, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 12,000,000 shares of common stock, par value $0.01 per share. The holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at any such meeting.

FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME	ADDRESS
Guy P. Lander	c/o Rosenman & Colin LLP 575 Madison Avenue New York, NY 10022-2585

SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by

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the Board of Directors of the Corporation, provided that any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

SEVENTH: Election of directors need not be by written ballot.

EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article EIGHTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may by amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: The number of directors of the Corporation shall be fixed as provided by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under penalty of perjury, that this Certificate is my act and deed and that the facts stated herein are true this 29th day of June 1999.

/s/ Guy P. Lander

Guy P. Lander
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 05/28/2014
FILED 10:32 AM 05/28/2014
SRV 140726132 - 3064510 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GOLF ROUNDS.COM, INC.

Pursuant to Section 242 of the
General Corporation Law of Delaware

The undersigned President of Golf Rounds.com, Inc. (the "Corporation"), does hereby certify:

FIRST: The name of the Corporation is Golf Rounds.com, Inc.

SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting the following new Article FIRST in lieu thereof:

> "FIRST: The name of the corporation (the "Corporation") is "Fuse Medical, Inc.""

THIRD: The certificate of incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and by substituting the following new Article FOURTH in lieu thereof:

> "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 520,000,000, of which 500,000,000 shares shall be Common Stock of the par value $0.01 per share and 20,000,000 shall be Preferred Stock of the par value $0.01 per share.
>
> "A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

"B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

"Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each 14.62 shares of the common stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically reclassified and combined, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). The par value of the common stock shall not be adjusted in connection with the Reverse Stock Split. There shall be no fractional shares issued in connection with the Reverse Stock Split. A holder of record of common stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall receive a number of shares equal to the next whole share up from any fractional share interest in common stock. Each certificate that immediately prior to the Effective Time represented shares of common stock ("Old Certificates"), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above."

FOURTH: The foregoing amendment to the Corporation's certificate of incorporation was duly approved and adopted by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the written consent of the holders of a majority of the outstanding shares entitled to vote on an amendment to the Corporation's certificate of incorporation in accordance with the provisions of Sections 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this 27th day of May, 2014.

Name: Robert H. Donehew
Title: President

FUSE MEDICAL, LLC
4770 Bryant Irvin Court, Suite 400
Fort Worth, TX 76107

CONSENT TO USE OF NAME

FUSE MEDICAL, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company"), hereby consents to the use of the name FUSE MEDICAL, INC. in the State of Delaware.

IN WITNESS WHEREOF, the said Company has caused this consent to be executed by its Manager this 27th day of May, 2014.

By: [signature]

Name: D. Alan Meeker

Title: Manager